                                                                    Exhibit 99.2

     THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
 ON JUNE 8, 2000 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF RIGHTWORKS
  PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 12:00 MIDNIGHT ON THE
                                EXPIRATION DATE.

                          INTERNET CAPITAL GROUP, INC.

                             LETTER OF TRANSMITTAL

                              To Tender Shares of
                             RightWorks Corporation
                                Preferred Stock
         Pursuant to the Recapitalization and Exchange Offer Agreement
                           and Plan of Reorganization
                              Dated March 7, 2000

           THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,
       NEW YORK CITY TIME, ON JUNE 8, 2000, UNLESS THE OFFER IS EXTENDED.

--------------------------------------------------------------------------------
  Name and Address of Registered Holder of                          Number of
  RightWorks or MediaKola Preferred Stock            Cert. No.   Shares Tendered
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                 Totals:
--------------------------------------------------------------------------------

        If additional space is required please attach a separate sheet.

  THIS LETTER OF TRANSMITTAL MAY BE SENT TO CHASEMELLON SHAREHOLDER SERVICES,
      L.L.C., THE EXCHANGE AGENT, AT ONE OF THE ADDRESSES INDICATED BELOW:

                By Hand:                                By Mail:
        CHASEMELLON SHAREHOLDER                 CHASEMELLON SHAREHOLDER
            SERVICES, L.L.C.                        SERVICES, L.L.C.
        120 Broadway, 13th Floor                  Post Office Box 3301
           New York, NY 10271                  South Hackensack, NJ 07606
    Attn: Reorganization Department         Attn: Reorganization Department

                             By Overnight Delivery:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                      85 Challenger Road--Mail Drop--Reorg
                           Ridgefield Park, NJ 07660
                        Attn: Reorganization Department
                      Telephone Assistance: 1-800-777-3674

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL
         NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING
           THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE
                    THIS LETTER OF TRANSMITTAL IS COMPLETED.

 HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE INTERNET CAPITAL GROUP, INC. COMMON STOCK FOR THEIR RIGHTWORKS CORPORATION PREFERRED STOCK PURSUANT TO THE EXCHANGE
   OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR RIGHTWORKS CORPORATION
      PREFERRED STOCK TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

Ladies and Gentlemen:

  The undersigned acknowledges receipt of the Prospectus dated May 10, 2000 (the "Prospectus") of Internet Capital Group, Inc., a Delaware corporation ("Internet Capital Group") and this Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Offer to Exchange (the "Exchange Offer") of Rain Acquisition Corp., a Delaware corporation which is a wholly owned subsidiary of Internet Capital Group (both Rain Acquisition Corp. and Internet Capital Group are referred to herein as "Internet Capital Group"), for a number of shares of Internet Capital Group's Common Stock, par value $.001 per share (the "Common Stock"), equal to the Exchange Ratio (as defined below), upon the terms and subject to the conditions set forth in the Prospectus and herein, for each properly tendered and not withdrawn share of Series B Preferred Stock of RightWorks Corporation, or Mediakola, par value $.001 per share (the "RightWorks Shares"), a California corporation formerly known as Mediakola, Inc. ("RightWorks"). Prior to consummation of the Exchange Offer, all shares of RightWorks preferred stock (i.e., Series A, B, C, D, E, F, G, H, H-1 and I) will be reclassified and converted into RightWorks Series B Preferred Shares by means of a reclassification and recapitalization. The reclassification and recapitalization provides that each share of Series H, H-1, and I will be converted into one share of Series B Preferred Stock of RightWorks (the "Series B Preferred Stock") and each share of the other series of preferred stock will be converted into one-fifth of a share of Series B Preferred Stock. The Common Stock that will be issued in exchange for the preferred stock of RightWorks has been registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement of which the Prospectus is a part.

  The undersigned acknowledges and understands that the Common Stock to be issued in the Exchange Offer will be based on the Exchange Ratio (as defined below) with respect to the Series B Preferred Stock pursuant to the recapitalization described above and not pursuant to the shares of RightWorks preferred stock that you will submit to the Exchange Agent. The undersigned, as the registered owner(s) of the shares described above, herewith submits for cancellation and exchange the enclosed certificate(s) representing the undersigned's RightWorks Shares identified above in exchange for the appropriate number of Shares of Common Stock in connection with the Exchange Offer.

  The Exchange Offer expires at 12:00 Midnight, New York City time, on June 8, 2000, unless Internet Capital Group extends the expiration date. Internet Capital Group reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer is extended.

  Subject to the proper completion of this Letter of Transmittal, the Exchange Agent is hereby requested to issue to the undersigned (unless otherwise indicated below) a certificate for the number of shares of Common Stock equal to the Exchange Ratio for each RightWorks Share so exchanged (after adjustment for the reclassification of the tendered preferred stock of RightWorks into shares of RightWorks' Series B Preferred Stock). The "Exchange Ratio" will be calculated at the closing of the RightWorks Exchange Offer according to the formula contained in the Recapitalization and Exchange Offer Agreement and Plan of Reorganization. The formula provides that the Exchange Ratio equals the quotient of the Per Share Value divided by $111.48. The Per Share Value equals the quotient of (A) $1.25 billion divided by (B) the number of shares of RightWorks Common Stock outstanding on a fully diluted basis immediately prior to consummation of the RightWorks Exchange Offer. The RightWorks Exchange Ratio will be 0.303774. The Exchange Agent is further requested to issue a check to the undersigned in lieu of any fractional shares of Common Stock, as provided in the Exchange Offer Agreement.

  The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at 1-800-777-3674.

  I (We) understand that the new certificate will be sent to the registered owner(s) of such shares at the address for such owner as shown on the stock records of Internet Capital Group, unless the alternative instructions below are completed.

  If you have lost a certificate or certificates representing some or all of the RightWorks Corporation Series B Preferred Stock Certificates you wish to tender, please contact Lake Grey at Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111, (415) 693-2490 in sufficient time to allow RightWorks Corporation to prepare and deliver to you a replacement certificate prior to the Expiration Date. The replacement certificate must be tendered with this Letter of Transmittal to the Exchange Agent. An appropriate affidavit of loss and indemnity agreement and an indemnity and/or surety bond may be required.


    SPECIAL ISSUANCE INSTRUCTIONS             SPECIAL DELIVERY INSTRUCTIONS

  To be completed ONLY if the cer-          To be completed ONLY if the
 tificate(s) and/or check(s) are to        check(s) and/or certificate(s) are
 be issued in the name of and              to be issued in the name of the
 mailed to other than the regis-           registered holder(s) but sent to
 tered holder(s). Stock must be            other than the address of record.
 properly assigned and signatures          Please deliver certificate(s) to:
 guaranteed. Issue and mail certif-
 icate(s) to:


 PLEASE PRINT                              PLEASE PRINT


 Name ______________________________       Name ______________________________


 Address ___________________________       Address ___________________________


 ___________________________________       ___________________________________


 TIN: ______________________________       TIN: ______________________________


Ladies and Gentlemen:

  Subject to the terms and conditions of the Exchange Offer, the undersigned hereby tenders to Internet Capital Group the RightWorks Shares indicated above. Subject to and effective upon the acceptance for exchange of the RightWorks Shares tendered in accordance with this Letter of Transmittal, the undersigned sells, assigns and transfers to, or upon the order of, Internet Capital Group all right, title and interest in and to the RightWorks Shares tendered hereby (including upon the consummation of the reclassification, the undersigned's right, title and interest in his, her or its Series B Preferred Stock of RightWorks). The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of Internet Capital Group with respect to the tendered RightWorks Shares) with full power of substitution to (i) deliver certificates for such RightWorks Shares to Rain Acquisition Group and deliver all accompanying evidence of transfer and authenticity to, or upon the order of, Internet Capital Group and (ii) present such RightWorks Shares for transfer on the books of RightWorks and receive all benefits and otherwise exercise all rights of beneficial ownership of such RightWorks Shares, all in accordance with the terms and subject to the conditions of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

  The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the RightWorks Shares tendered hereby and that Internet Capital Group will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, when the same are acquired by Internet Capital Group.

  The undersigned hereby represents and warrants that if the undersigned is not an individual, the undersigned is a corporation, limited liability company, partnership, limited partnership, or trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has the requisite corporate or other power and authority to carry on its business as it is now being conducted. The undersigned has all requisite corporate or other power and authority to execute and deliver this Letter of Transmittal and the RightWorks Shares tendered hereby and to consummate the transactions contemplated hereby. The execution and delivery by the undersigned of this Letter of Transmittal and the RightWorks Shares tendered hereby and the consummation by the undersigned of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action on the part of the undersigned and no other corporate or other proceedings on the part of the undersigned are necessary to authorize this Letter of Transmittal or to consummate the transactions so contemplated by this Letter of Transmittal. This Letter of Transmittal has been, and each other document or instrument to be executed by the undersigned in connection herewith will be, duly executed and delivered by the undersigned, and, when duly executed and delivered by the other parties hereto or thereto, constitutes, or will constitute, a legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

  The undersigned is the sole record owner, or if a joint owner, the undersigned has the requisite power and authority to vote and dispose of the number and type of the RightWorks Shares set forth in this Letter of Transmittal, in each case free and clear of any liens. The undersigned is not a party to, or bound by, any arrangement, agreement, instrument or order (i) relating to the transfer of any shares of capital stock of RightWorks, (ii) relating to the dividend or voting rights of any shares of capital stock of RightWorks, (iii) granting, or obligating RightWorks to grant, to any person any preemptive right or (iv) relating to rights to registration under the Securities Act or any other securities laws of any shares of capital stock of RightWorks.

  The undersigned hereby agrees, upon receiving shares of Internet Capital Group stock pursuant to this Letter of Transmittal, not to sell, transfer, hypothecate, pledge, permit an equity swap or similar agreement, or otherwise transfer the stock without prior written consent from Internet Capital Group prior to the expiration of 180 days after the closing date of the Exchange Offer (the "Closing"); provided, however, that the undersigned may dispose of one-half (50%) of the Internet Capital Group stock after the expiration of ninety days after the Closing.

  The undersigned hereby agrees to accept the shareholder's pro rata portion of Internet Capital Group stock, except that no fractional share of Internet Capital Group stock will be issued. In lieu of receiving a fractional share of Internet Capital Group, the undersigned shall be entitled to receive from Internet Capital Group an amount of cash (rounded to the nearest whole cent) equal to the product of (i) the fractional share of Internet Capital Group stock not received multiplied by (ii) $111.48.

  The undersigned hereby agrees, upon receiving shares of Internet Capital Group stock pursuant to this Letter of Transmittal, to severally and not jointly indemnify and hold Internet Capital Group and its officers, directors, and affiliates, including Internet Capital Group and RightWorks after the Closing, harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense incurred for the reasons set forth in
Article 7 of the Recapitalization and Exchange Offer Agreement and Plan of Reorganization dated March 7, 2000 (the "Exchange Offer Agreement").

  The undersigned hereby agrees that part of the consideration for the RightWorks Shares hereby tendered will be placed in an escrow account as partial security for the above indemnification, in accordance with Article 7 of the Exchange Offer Agreement.

  The undersigned hereby agrees, upon receiving shares of Internet Capital Group stock pursuant to this Letter of Transmittal, to the appointment of Suhas Patil as the shareholder representative, in accordance with the terms of the Exchange Offer Agreement.

  The undersigned hereby agrees, upon receiving shares of Internet Capital Group stock pursuant to this Letter of Transmittal, to be bound by any properly executed amendment to the Exchange Offer Agreement.

  The undersigned hereby agrees, upon receiving shares of Internet Capital Group stock pursuant to this Letter of Transmittal, to be bound by any properly executed extension or waiver to the Exchange Offer Agreement.

  The undersigned hereby agrees, upon receiving shares of Internet Capital Group stock pursuant to this Letter of Transmittal, that for notices and communications to Internet Capital Group, RightWorks, the Shareholder Representative and the Escrow Agent, notice is deemed to have been received as set forth in Article 9 of the Exchange Offer Agreement.

  The execution and delivery by the undersigned of this Letter of Transmittal and the RightWorks Shares tendered herewith and the execution and delivery by the undersigned of any other documents or instruments contemplated hereby to be executed by the undersigned, the performance by the undersigned of each of its obligations hereunder, and the consummation of the transactions contemplated hereby do not and will not:

    (a) violate or conflict with or result in a breach of any provision of the charter, bylaws or other organizational documents, if any, of the undersigned, as such instruments are currently in effect;

    (b) require any consent, approval or notice under, or registration under or payment on account of, or conflict with, or result in a violation or breach of; or constitute (with or without the giving of notice or the lapse of time or both) a default (or give rise to any right of termination, modification (including, in the case of leases, any change in the amount or nature of the rent), cancellation or acceleration or result in the creation or imposition of any lien upon the property of the undersigned) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which the undersigned is a party or by which any portion of its or their properties or assets may be bound;

    (c) violate or contravene any law, statute, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award of any authority currently in effect; or

    (d) require any action, consent, approval or authorization of; or review by, or declaration, registration or filing with, or notice to, any authority, or any stock exchange or similar self-regulatory organization.

  Neither the undersigned, its affiliates, nor any of their respective officers, directors or employees, (a) has employed (or will employ) any broker or finder, or (b) has incurred (or will incur) any liability for any brokerage fees, commissions or finders' fees or expenses or indemnification or similar obligations in connection with the transactions contemplated by this Letter of Transmittal.

  The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or Internet Capital Group to be necessary or desirable to complete the assignment, transfer and purchase of the RightWorks Shares tendered hereby. All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, successors and assigns, trustees in bankruptcy or other legal representatives of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in "The Exchange Offer-- Withdrawal Rights" section of the Prospectus.

  For purposes of the Exchange Offer, Internet Capital Group shall be deemed to have accepted validly tendered RightWorks Shares when, as and if Internet Capital Group has given oral or written notice thereof to the Exchange Agent.

  If any tendered RightWorks Shares are not accepted for exchange pursuant to the Exchange Offer for any reason, certificates for any such unaccepted RightWorks Shares will be returned, without expense, to the undersigned at the address shown below or at such different address as may be indicated under "Special Delivery Instructions" as promptly as practicable after the Expiration Date.

  The undersigned understands that tenders of RightWorks Shares pursuant to the procedures described under the caption "The Exchange Offer--Procedures for Tendering RightWorks Series B Preferred Shares" in the Prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and Internet Capital Group upon the terms and subject to the conditions of the Exchange Offer.

  Very truly yours,

  (X) ______________________________         Dated: ___________________________

  (X) ______________________________
      (Signature of registered
             holder(s))

  Area Code and Telephone Number: ___________________

                           PLEASE SIGN AND DATE ABOVE

    Must be signed by registered holder(s) exactly as name(s) appears on the certificate(s), or the authorized representative of such registered holder(s), or by person(s) in whose name the new certificate(s) is to be issued.

                           Guarantee of Signature(s)


   (If certificate for Common Stock is to be issued in the name of an entity other than the registered holder(s) or if the certificate for Common Stock is to be delivered to an entity other than the registered holder(s))

 Authorized Signature: _______________________________________________________

 Name of Firm: _______________________________________________________________

 Address: ____________________________________________________________________

 Dated: ______________________________________________________________________

                                 INSTRUCTIONS

  Letter of Transmittal: This Letter of Transmittal must be signed, dated and completed in its entirety including the certificate number(s) and number of shares of RightWorks, Inc.

  THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE RIGHTWORKS SHARES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING HOLDERS, BUT THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. IF RIGHTWORKS SHARES ARE SENT BY MAIL, IT IS SUGGESTED THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT THE DELIVERY TO THE EXCHANGE AGENT PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

  Signature: This Letter of Transmittal must be signed by or on behalf of the registered owner(s) of the surrendered certificate(s). In the case of joint tenants, both must sign. When signing as agent, attorney, administrator, executor, guardian, trustee or in any other fiduciary or other capacity or as an officer of a corporation on behalf of the corporation, please give full title as such and evidence of authority. If any tendered RightWorks Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of certificates. If this Letter of Transmittal is signed by a person other than the registered Holder(s) of any certificate(s) specified herein, such certificate(s) must be endorsed or accompanied by appropriate stock powers or powers of attorney, in each case signed exactly as the name or names of the registered Holder(s) appear(s) on the certificate(s) and signatures on such certificate(s) or power(s) must be guaranteed by an Eligible Institution (as defined below). All signatures on this Letter of Transmittal must be guaranteed by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (an "Eligible Institution"), unless this Letter of Transmittal is signed by the registered holder(s) of the RightWorks Shares tendered hereby and such holder(s) has (have) completed neither the box entitled "Special Issuance Instructions" nor the box entitled "Special Delivery Instructions" above.

  Tender by Holder: Only a Holder of RightWorks Shares may tender such RightWorks Shares in the Exchange Offer. Any beneficial holder of RightWorks Shares who is not the registered Holder and who wishes to tender should arrange with the registered Holder to execute and deliver this Letter of Transmittal on his or her behalf or must, prior to completing and executing this Letter of Transmittal and delivering his or her RightWorks Shares, either make appropriate arrangements to register ownership of the RightWorks Shares in such Holder's name or obtain a properly completed stock power from the registered Holder.

  Partial Tenders: If, due to a partial tender, it is necessary to issue a new certificate for RightWorks Shares which were not tendered (but included on a certificate with tendered shares), the Exchange Agent will provide RightWorks with the appropriate information so that RightWorks can issue the appropriate certificate(s).

  Endorsement of Certificates: Do not endorse the RightWorks certificates.

  Waiver of Conditions: Internet Capital Group reserve the absolute right to amend, waive or modify conditions to the Exchange Offer in the case of any RightWorks Shares tendered (and to refuse to do so).

  No Conditional Transfers: No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders of RightWorks Shares, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their RightWorks Shares for exchange.

  Neither Internet Capital Group, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of RightWorks Shares, nor shall any of them incur any liability for failure to give any such notice.

  Mutilated, Lost, Stolen or Destroyed Existing Notes: If you have lost a certificate or certificates representing some or all of the RightWorks Corporation Series B Preferred Stock Certificates you wish to tender, please contact Lake Grey at Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111, (415) 693-2490 in sufficient time to allow RightWorks Corporation to prepare and deliver to you a replacement certificate prior to the Expiration Date. The replacement certificate must be tendered with this Letter of Transmittal to the Exchange Agent. An appropriate affidavit of loss and indemnity agreement and an indemnity and/or surety bond may be required.

  Requests for Assistance or Additional Copies: Questions and requests for assistance for additional copies of the Prospectus, this Letter of Transmittal or the "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" may be directed to the Exchange Agent at one of the addresses specified in the Prospectus.

                           DELIVERY OF CERTIFICATES

  THIS LETTER OF TRANSMITTAL MAY BE SENT TO CHASEMELLON SHAREHOLDER SERVICES,
     L.L.C., THE EXCHANGE AGENT, AT ONE OF THE ADDRESSES INDICATED BELOW:

              By Hand:                                  By Mail:
       CHASEMELLON SHAREHOLDER                   CHASEMELLON SHAREHOLDER
          SERVICES, L.L.C.                          SERVICES, L.L.C.
      120 Broadway, 13th Floor                    Post Office Box 3301
         New York, NY 10271                    South Hackensack, NJ 07606
   Attn: Reorganization Department           Attn: Reorganization Department

                            By Overnight Delivery:
                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                     85 Challenger Road--Mail Drop--Reorg
                           Ridgefield Park, NJ 07660
                        Attn: Reorganization Department
                     Telephone Assistance: 1-800-777-3674

  The method of delivery of the RightWorks Shares certificates is at the option and the risk of the holder. Certified or Registered mail, properly insured, is suggested.

  Important Tax Information: Please complete the Substitute form W-9 below; failure to do so may require the Exchange Agent to withhold 31% of any cash payment you are entitled to receive.

             PAYER'S NAME: CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
--------------------------------------------------------------------------------
                        Part 1: PLEASE PROVIDE YOUR       Enter your Social
                        TIN IN THE BOX AT RIGHT AND    Security or employer ID
                        CERTIFY BY SIGNING AND               number here
                        DATING BELOW.
                                                               /    /
 SUBSTITUTE            --------------------------------------------------------
                        Part 2:  [_] Check this box if you are NOT subject to
 Form W-9               backup withholding under the provisions of section
 Department of          3406(a)(1)(C) of the Internal Revenue Code because
 the Treasury           (1) you have not been notified that you are subject
 Internal               to backup withholding as a result of failure to
 Revenue                report all interest or dividends or (2) the Internal
 Service                Revenue Service has notified you that you are no
                        longer subject to backup withholding.
 Payer's Request       ---------------------------------------------------------
 for Taxpayer           CERTIFICATION--UNDER THE PENALTIES OF   Part 3:
 Identification         PERJURY, I CERTIFY THAT THE INFORMA-    [_] Check
 Number (TIN)           TION PROVIDED ON THIS FORM IS TRUE,     here, if
                        CORRECT AND COMPLETE.                   awaiting
                                                                TIN.

                        SIGNATURE ______________  DATE _______
                       --------------------------------------------------------